 Item 26.iii.c.

AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment (the “Amendment”) made and entered into this 23rd day of June, 2010, to the participation agreement by and among T. ROWE PRICE EQUITY SERIES, INC., T. ROWE PRICE FIXED INCOME SERIES, INC., T. ROWE PRICE INTERNATIONAL SERIES, INC. (collectively, the “Funds”), T. ROWE PRICE INVESTMENT SERVICES, INC. (the “Underwriter”) and TRANSAMERICA LIFE INSURANCE COMPANY (the “Company”) (collectively, the “parties”).

WITNESSETH:

WHEREAS, the parties hereto have entered into a Participation Agreement, dated as of June 24, 1999, as amended (the “Participation Agreement”) pursuant to which the Underwriter has agreed to make shares of the Funds available for purchase and redemption by certain Accounts of the Company in connection with the Company’s Variable Insurance Products; and

WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Participation Agreement.

2. Amendment to Participation Agreement.  The Participation Agreement is hereby amended by replacing Schedule A of the Participation Agreement with Schedule A attached to this Amendment.

3. Terms and Conditions. Except as specifically amended hereby, all of the terms and conditions of the Participation Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Binding Authority. Each of the parties hereby represents and warrants that the execution, delivery and performance of this Amendment are within the party’s corporate power and have been or will be duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. Applicable Law. This Amendment shall be construed in accordance with and be governed by the laws of the state of Maryland.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

T. ROWE PRICE EQUITY SERIES, INC.

By: /s/ David Oestreicher

Name: David Oestreicher

Title: V.P.

T. ROWE PRICE FIXED INCOME SERIES, INC.

By: /s/ David Oestreicher

Name: David Oestreicher

Title: V.P.

T. ROWE PRICE INTERNATIONAL SERIES, INC.

By: /s/ David Oestreicher

Name: David Oestreicher

Title: V.P.

T. ROWE PRICE INVESTMENT SERVICES, INC.

By: /s/Fran Pollack-Matz

Name: Fran Pollack-Matz

Title: V.P.

TRANSAMERICA LIFE INSURANCE COMPANY

By: /s/Harold M. Buckner, Jr.

Name: Harold M. Buckner, Jr.

Title: SVP

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolios

PFL Corporate Account One Established October 10, 1998	Advantage V Form NumberAdvantage WL712 136 84 798 (may vary by state) Advantage VI Form Number WL936 136 89 101 (may vary by state)Advantage
T. Rowe Price Equity Series, Inc.
T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price New America Growth Portfolio
T. Rowe Price Equity Income  Portfolio
T. Rowe Price Equity Index 500 Portfolio
T. Rowe Price Health Sciences Portfolio
T. Rowe Price Blue Chip Growth Portfolio
T. Rowe Personal Strategy Balanced Portfolio

T. Rowe Price Fixed Income Series, Inc.
T. Rowe Price Limited-Term Bond Portfolio
T. Rowe Price Prime Reserve Portfolio

T. Rowe Price International Series, Inc.
T. Rowe Price International Stock Portfolio

Transamerica Corporate Separate Account Sixteen Established June 16, 2003	Advantage X Form Number EM VC1 TL703 (may vary by state)
T. Rowe Price Equity Series, Inc.
T. Rowe Price Blue Chip Growth Portfolio
T. Rowe Price Equity Income Portfolio
T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price New America Growth Portfolio

T. Rowe Price International Series, Inc.
T. Rowe Price International Stock Portfolio

Transamerica Separate Account R3 Established November 23, 2009	Advantage R3 Form Number EM CV2 0709 (may vary by state)
T. Rowe Price Equity Series, Inc.
T. Rowe Price Blue Chip Growth Portfolio
T. Rowe Price Equity Income Portfolio
T. Rowe Price New America Growth Portfolio

T. Rowe Price International Series, Inc.
T. Rowe Price International Stock Portfolio